UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): April 22, 2005

Delhaize America, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 0-6080

North Carolina	56-0660192
(State or other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2110 Executive Drive, P.O. Box 1330 Salisbury, North Carolina	28145-1330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 633-8250

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2005, Delhaize America, Inc. (the “Company”) entered into a $500 million five-year unsecured revolving credit agreement (the “New Credit Agreement”) by and among the Company, the subsidiary guarantors of the Company party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and swingline lender.

The New Credit Agreement replaces the Company’s existing secured $350 million, five-year revolving amended and restated credit agreement, dated as of January 26, 2000, and amended and restated as of December 20, 2002 (the “Prior Credit Agreement”), among the Company, the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, as issuing bank and as administrative agent. The Company and the other parties terminated the Prior Credit Agreement (except those provisions, which by their terms survive termination) in connection with, and as a condition to, entering into the New Credit Agreement. The Prior Credit Agreement was scheduled to expire on July 31, 2005. The Company incurred no early termination penalties in connection with the termination.

The New Credit Agreement provides for a $500 million five-year unsecured revolving credit facility, with a $100 million sublimit for the issuance of letters of credit, and a $35 million sublimit for swingline loans. At the election of the Company, the aggregate maximum principal amount available under the New Credit Agreement may be increased to an aggregate amount not exceeding $650 million. The New Credit Agreement will mature April 22, 2010, unless optionally extended thereunder for up to two additional years. Funds are available under the New Credit Agreement for general corporate purposes, including as credit support for the Company’s commercial paper programs. Subject to certain conditions stated in the New Credit Agreement, the Company may borrow, prepay and re-borrow amounts under the New Credit Agreement at any time during the term of the New Credit Agreement. As of April 22, 2005, there were no borrowings outstanding under the New Credit Agreement.

At the Company’s election, borrowings under the New Credit Agreement will bear interest either at the London interbank offered rate (“LIBOR”) plus an applicable margin or at the base rate. The base rate is a fluctuating rate equal to the higher of the Federal funds rate plus 0.50% or JPMorgan Chase Bank, N.A.’s publicly announced prime lending rate. The New Credit Agreement provides that the interest rate margin over LIBOR, initially set at 0.825%, will increase (by a maximum amount of 0.175%) or decrease (by a maximum amount of 0.375%) based on changes in the ratings of the Company’s senior, unsecured long-term debt securities. The New Credit Agreement also permits the Company to request borrowings with interest rates and terms that are to be set pursuant to competitive bid procedures or directly negotiated with a lender or lenders pursuant to procedures described in the New Credit Agreement; however, the lenders are not required to extend borrowings pursuant to such competitive bid procedures or pursuant to the negotiated bid loan procedures.

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In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the New Credit Agreement and relevant letters of credit fees, the Company is required to pay an annual facility fee, initially equal to 0.175% of the amount of the lenders’ aggregate commitments under the New Credit Agreement, whether used or unused. The New Credit Agreement provides that the facility fee will increase or decrease based on changes in the ratings of the Company’s senior, unsecured long-term debt securities.

The Company’s ability to borrow under the New Credit Agreement is subject to its compliance with the covenants and conditions set forth in the New Credit Agreement. The New Credit Agreement contains customary representations, warranties and covenants, including two financial covenants: (i) a maximum ratio of consolidated adjusted debt to consolidated EBITDAR (as such terms are specified in the New Credit Agreement), which begins at 4.00 to 1.00, decreases to 3.75 to 1.00 starting with the last day of fiscal year 2006, and further decreases to 3.50 to 1.00 starting with the last day of fiscal year 2007, and (ii) a minimum ratio of consolidated EBITDAR to consolidated fixed charges (as such terms are specified in the New Credit Agreement), which begins at 2.25 to 1.00, increases to 2.50 to 1.00 starting with the last day of fiscal year 2006, and further increases to 2.75 to 1.00 starting with the last day of fiscal year 2007.

The New Credit Agreement also contains customary events of default, including failure to perform or observe terms, covenants or agreements included in the New Credit Agreement; default by the Company or its subsidiaries under other indebtedness with a principal amount in excess of $50 million; the occurrence of one or more judgments or orders for the payment by the Company or its subsidiaries of money in excess of $50 million that remain unsatisfied; failure of the Company or a material subsidiary to pay its debts as they come due, or any bankruptcy of the Company or a material subsidiary; invalidity of New Credit Agreement documentation; or a change of control (as specified in the New Credit Agreement) of the Company. If an event of default occurs the lenders may, among other things, terminate their commitments and declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees.

The administrative agent under the New Credit Agreement and the Prior Credit Agreement and certain of the parties to such agreements and certain of their respective affiliates have performed in the past, and may perform in the future, banking, investment banking and/or advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses.

The foregoing summary of the New Credit Agreement is not complete and is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed as Exhibit 10 to this report and is incorporated herein by reference. The Prior Credit Agreement was filed as Exhibit 10(z) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002, and is incorporated herein by reference. A copy of the press release issued by Delhaize Group, which owns the Company, regarding the above is attached hereto as Exhibit 99.

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Item 1.02. Termination of a Material Definitive Agreement.

The information described above under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10	Credit Agreement, dated as of April 22, 2005, by and among Delhaize America, Inc., the subsidiary guarantors of Delhaize America, Inc. party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and swingline lender

99	Delhaize Group Press Release, dated April 25, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELHAIZE AMERICA, INC.

Dated: April 26, 2005	By:	/s/ Michael R. Waller
Michael R. Waller
Executive Vice President

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EXHIBIT INDEX

Exhibit No.	Description
10	Credit Agreement, dated as of April 22, 2005, by and among Delhaize America, Inc., the subsidiary guarantors of Delhaize America, Inc. party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and swingline lender

99	Delhaize Group Press Release dated April 25, 2005